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Exhibit 23.3

CONSENT OF PUBLIC ACCOUNTING FIRM

The Board of Directors
Pioneer Drilling Company:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Kennedy and Coe, LLC

Great Bend, Kansas
February 7, 2005

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  Exhibit 23.3
CONSENT OF PUBLIC ACCOUNTING FIRM